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                                   EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-30321 on Form S-8, Registration Statement File No. 333-30345 on Form S-8, Registration Statement File No. 333-05342-LA on Form S-3, and into Registration Statement File No. 333-37585 on Form S-3.



                                                     /s/Arthur Andersen LLP
                                                     ARTHUR ANDERSEN LLP

Orange County, California
March 26, 1999